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                                                                  Exhibit: 3.1FD

                               SECRETARY OF STATE

                            [SEAL OF NEVADA GRAPHIC]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FUNDEX GAMES, LTD. did on JULY 16, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 16, 1996.


                              /s/ Dean Heller
                              Dean Heller
[SEAL OF NEVADA]
                                  Secretary of State


                              By /s/ Deborah Jennings
                              Deborah Jennings

                                 Certification Clerk

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           FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA

       JULY 16 1996

      NO. C15272.96
          ---------

     /s/ Dean Heller
         -----------
DEAN HELLER, SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                               FUNDEX GAMES, LTD.

     I, the person hereinafter named as incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of
Incorporation:

     FIRST. The name of the corporation (hereinafter called the corporation) is:
Fundex Games, Ltd.

     SECOND. The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

     THIRD.

     SECTION 3.1 -- SHARES. The total number of shares of all classes of stock which the corporation is authorized to issue is Nine Million (9,000,000) shares, consisting of Eight Million (8,000,000) shares of Common Stock, $0.001 par value per share ("COMMON STOCK"), and One Million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("PREFERRED STOCK").

     SECTION 3.2 -- COMMON STOCK. The Common Stock shall have the rights, privileges and limitations of common stock generally under the laws of the State of Nevada. Each share of Common Stock shall be entitled to one vote on each matter coming before the stockholders, including, but not limited to, the right to vote for directors.

     SECTION 3.3 -- PREFERRED STOCK. The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series and before the issuance of any shares of such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

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     (a) The distinctive designation of such series, the number of shares constituting such series, which number may increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof if different than the par value thereof;

     (b) The dividend rate on the shares constituting such series, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

     (c) Whether the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (d) Whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (e) Whether the shares of such series shall be entitled to the benefit of a retirement or sinking fund for the redemption or purchase of shares of such series, and, if so entitled, the terms and amount of such fund and the provisions relative to the operation thereof;

     (f) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

     (g) Whether the shares of such series shall have voting rights, including, without limitation, the authority to confer voting rights as to specified matters or issues such as mergers, consolidations or sale of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and

     (h) Any other powers, designations, preferences and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the


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full extent now or hereafter permitted by the General Corporation Law of the
State of Nevada.

     The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     FOURTH. The governing board of the corporation shall be styled as a "Board of Directors", and any number of said Board shall be styled as a "Director". The number of members constituting the first Board of Directors is two (2); and the names and the street addresses of said members are as follows:

          Name                              Address
          ----                              -------

     Carl E. Voigt III             3750 W. 16th Street
                                   Indianapolis, Indiana 46222

     Carl E. Voigt IV              3750 W. 16th Street
                                   Indianapolis, Indiana 46222

     FIFTH. The name and street address of the incorporator signing these Articles of Incorporation is as follows:

          Name                              Address
          ----                              -------

     Carl E. Voigt IV              3750 W. 16th Street
                                   Indianapolis, Indiana 46222

     SIXTH. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     SEVENTH. The corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the aforesaid indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding


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such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on July 15, 1996.


                                             /s/ Carl E. Voigt, IV
                                             -------------------------------
                                             Carl E. Voigt, IV


STATE OF ILLINOIS   )
                    )    SS.
COUNTY OF COOK      )


     On this 15th day of July, 1996, personally appeared before me, a Notary Public in and for the State and County aforesaid, Carl E. Voigt, IV, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.


                                             /s/ Mitchell Roth
                                             -------------------------------
                                             Notary Public


(Notarial Seal)

                              [Official Seal of Mitchell Roth]


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